UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 9, 2017

Tyson Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

001-14704
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2200 West Don Tyson Parkway, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 14, 2017, Tyson Foods, Inc. (the “Company”) announced certain senior-level management changes, including the departure of Donnie King, President North American Operations, effective February 28, 2017. Mr. King was a “named executive officer” in the Company’s most recent proxy statement for its annual meeting of shareholders.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The annual meeting of the shareholders of the Company was held on February 9, 2017. Matters voted on by shareholders included (i) the election of directors to the Company’s board of directors, (ii) ratification of the Company’s selection of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017, (iii) approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, (iv) approval, on a non-binding advisory basis, of the frequency of the advisory vote regarding the compensation of the Company’s named executive officers, (v) a shareholder proposal to request a report disclosing the Company’s policy and procedures, expenditures, and other activities related to lobbying and grassroots lobbying communications (“Proposal No. 1”), (vi) a shareholder proposal to request a report on steps the Company is taking to foster greater diversity on the Board of Directors (“Proposal No. 2”), (vii) a shareholder proposal to amend the Company’s bylaws to implement proxy access (“Proposal No. 3”), and (viii) a shareholder proposal to adopt and implement a water stewardship policy at Company and supplier facilities (“Proposal No. 4”). The results of the shareholders’ votes are reported below.

(i)	With respect to the election of directors:

Directors	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
John Tyson	903,971,279	26,459,693	105,666	20,079,959
Gaurdie E. Banister Jr.	922,515,327	7,887,970	133,341	20,079,959
Mike Beebe	907,257,723	23,155,097	123,818	20,079,959
Mikel A. Durham	905,599,868	24,798,910	137,860	20,079,959
Tom Hayes	923,156,616	7,246,464	133,558	20,079,959
Kevin M. McNamara	922,292,773	7,986,452	257,413	20,079,959
Cheryl S. Miller	930,061,573	350,439	124,626	20,079,959
Brad T. Sauer	922,544,986	7,853,983	137,669	20,079,959
Jeffrey K. Schomburger	930,074,129	320,423	142,086	20,079,959
Robert Thurber	907,256,415	23,142,374	137,849	20,079,959
Barbara A. Tyson	921,460,147	8,978,164	98,327	20,079,959

(ii)	With respect to the ratification of the Company’s selection of PwC:

Votes For	947,140,257
Votes Against	2,872,909
Votes Abstained	603,431

(iii)	With respect to the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers:

Votes For	911,154,167
Votes Against	19,097,830
Votes Abstained	284,641
Broker Non-Votes	20,079,959

(iv)	With respect to approval, on a non-binding advisory basis, of the frequency of the advisory vote regarding the compensation of the Company’s named executive officers:

One year	192,514,197
Two years	678,865
Three years	737,032,756
Votes Abstained	310,820

(v)	With respect to Proposal No. 1:

Votes For	110,069,690
Votes Against	814,372,346
Votes Abstained	6,094,602
Broker Non-Votes	20,079,959

(vi)	With respect to Proposal No. 2:

Votes For	22,312,650
Votes Against	893,160,080
Votes Abstained	15,063,908
Broker Non-Votes	20,079,959

(vii)	With respect to Proposal No. 3:

Votes For	201,895,800
Votes Against	727,769,773
Votes Abstained	871,065
Broker Non-Votes	20,079,959

(viii)	With respect to Proposal No. 4:

Votes For	134,645,104
Votes Against	784,720,194
Votes Abstained	11,171,340
Broker Non-Votes	20,079,959

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.
Date: February 15, 2017	By:	/s/ Dennis Leatherby

	Name:	Dennis Leatherby
	Title:	Executive Vice President and Chief Financial Officer